                         NOTICE OF GUARANTEED DELIVERY
                                      for
                       TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      of
                          OUTBOARD MARINE CORPORATION

     As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $0.15 par value per share (the "Shares"), of Outboard Marine Corporation, a Delaware corporation (the "Company"), and/or associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 24, 1996, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent, are not immediately available (including, if certificates for Rights have not yet been distributed by the Company or the Rights Agent), or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase, dated August 8, 1997 (the "Offer to Purchase").

                      TO: MARINE MIDLAND BANK, DEPOSITARY

      By Mail:                 By Overnight Courier:         By Hand Delivery:
140 Broadway, Level A         140 Broadway, Level A       140 Broadway, Level A
New York, NY 10005-1180      New York, NY 10005-1180     New York, NY 10005-1180
Attn: Corporate Trust          Attn: Corporate Trust      Attn: Corporate Trust
   Operations                       Operations                 Operations

                           By Facsimile Transmission:
                                (212) 658-2292
                                  To Confirm:
                                (212) 658-5931
                            ---------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to Greenmarine Acquisition Corp., upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, Shares and/or Rights of the Company pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.



Number of Shares _______________________  Name(s) of Record Holder(s):


Number of Rights _______________________  _____________________________________

Certificate Nos. (if available):          _____________________________________

                                                     (PLEASE PRINT)
________________________________________
                                          Address(es): ________________________
________________________________________
                                          _____________________________________
                                                                  (ZIP CODE)

(Check one box if Shares or Rights will
be tendered by book-entry transfer)

[ ] The Depository Trust Company          Area Code and Tel. No.: _____________

[ ] Midwest Securities Trust Company      Signature(s): _______________________

[ ] Philadelphia Depository Trust Company _____________________________________

Account Number __________________________ Dated: ______________________________


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program, guarantees the delivery to the Depositary of the Shares (or Rights, if applicable) tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within (1) in the case of Shares, five New York Stock Exchange ("NYSE") trading days of the date hereof or (2) in the case of Rights, a period ending on the later of (a) five NYSE trading days after the date hereof and (b) five business days after the date certificates for Rights are distributed to stockholders.

Name of Firm:___________________________  _____________________________________
                                                   AUTHORIZED SIGNATURE

Address: _______________________________
                                          Name: _______________________________
                                                       (PLEASE PRINT)
________________________________________
                              (ZIP CODE)

                                          Title: ______________________________
Area Code and
Tel No.: _______________________________  Dated:_______________________________


DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.


Dated: _____________ , 1997

                                       3